Ex 10.4

xG TECHNOLOGY, INC.

STOCK OPTION AGREEMENT

Unless the context clearly indicates otherwise, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Company’s Long-term Incentive Plan of 2013.

Whereas, the Board of Directors of the Company has adopted the Plan for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board and consultants and other independent contractors who contribute to the financial success of the Company; and

Whereas, Participant is an individual who is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of a stock option to Participant;

Now, Therefore, it is agreed as follows:

1.          Provisions of Plan Binding. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, which are incorporated herein by reference.

2.          Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Participant, as of the Grant Date, a stock option to purchase up to that number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term and at the Option Price per share specified in the Grant Notice.

3.          Option Term. This Option shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Section 6 or 18 hereof or any applicable provision of the Plan; provided, in no event shall this option have a maximum term in excess of ten (10) years measured from the Grant Date.

4.          Nontransferability. This Option shall be neither transferable nor assignable by Participant other than by will or by the laws of descent and distribution following the Participant’s death and may be exercised, during Participant’s lifetime, only by Participant.

5.          Dates of Exercise. This Option may not be exercised in whole or in part at any time prior to the time the Plan or any increases in shares reserved under the Plan is approved by the Company’s shareholders. Provided such shareholder approval is obtained, this Option shall thereupon become exercisable for the Option Shares as specified in the Grant Notice. If the Option becomes exercisable in installments, such installments shall accumulate and the Option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the Option term under Section 6 of this Agreement or any applicable provision of the Plan.

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6.            Accelerated Termination of Option Term. The Option term specified in Section 3 above shall terminate (and this Option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

(a)          Except as otherwise provided in subsection (b) or (c) below, should Participant cease to remain in Service while this Option is outstanding, then the period for exercising this Option shall be reduced to a [three (3)-month] period commencing with the date of such cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date. Upon the expiration of such [three (3)-month] period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(b)          Should Participant die while this Option is outstanding, then the personal representative of the Participant’s estate or the person or persons to whom the option is transferred pursuant to the Participant’s will or in accordance with the law of descent and distribution shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be exercisable, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Participant’s death or (ii) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(c)          Should Participant become Permanently Disabled and cease by reason thereof to remain in Service while this Option is outstanding, then the Participant shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(d)          During the limited period of exercisability applicable under subsections (a), (b) or (c) above, this option may be exercised for any or all of the Option Shares in which the Participant, at the time of cessation of Service, is vested in accordance with the exercise/vesting provisions specified in the Grant Notice or the special acceleration provisions of the Plan.

(e)          Notwithstanding any provision of this Section 6 or any other provision of this Agreement or the Plan to the contrary, any Options granted under the Plan shall terminate as of the date Participant ceases to be in the Service of the Company if Participant was terminated for “cause” or could have been terminated for “cause.” If Participant has an employment or consulting agreement with the Company, the term “cause” shall have the meaning given that term in the employment or consulting agreement. If Participant does not have such an agreement with the Company, or if such agreement does not define the term “cause,” the term “cause” shall have the meaning set forth in Section 6(a) of the Plan.

7.            Adjustment in Option Shares.

(a)          In the event any change is made to the Company’s outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to the total number of Option Shares subject to this option and the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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(b)          If pursuant to the terms of the Plan, this option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction, then this option shall be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable to the Participant in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

8.            Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

9.            Manner of Exercising Option.

(a)          The Options will be exercisable by notice (an “Exercise Notice”) and payment to the Company in accordance with the procedure prescribed herein; provided, that the aggregate Exercise Price with respect to any one such exercise will not be less than $[5,000], unless the exercise represents an exercise of all Options that are vested and exercisable as of the date of the exercise. If the Employee fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, the Employee’s right to exercise the Options with respect to the undelivered shares may be terminated in the sole discretion of the Company’s Compensation Committee.

(b) Each Exercise Notice will (1) state the number of shares in respect of which Options are being exercised, (2) be accompanied by payment as provided in paragraph (c) below and (3) be signed by the person or persons entitled to exercise the Options. If Options are being exercised by any person or persons other than the Employee, the Exercise Notice will be accompanied by proof, satisfactory to the Company and its counsel, of the right of the person or persons to exercise the Options.

(c) Payment of the Exercise Price will be made by delivering to the Company any one or a combination of (1) a certified or bank cashier’s check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (2) one or more certificates evidencing shares of Common Stock owned by the Employee immediately prior to the exercise, together with a duly executed stock power, having an aggregate Fair Market Value (defined below) on the date on which the Exercise Notice is given equal to the aggregate Exercise Price or (3) a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised or of a loan being made by such broker-dealer with respect to shares of Common Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the Exercise Price.

(d) The certificate or certificates representing shares of Common Stock to be issued upon exercise of the Options will be registered in the name of the person or persons exercising the Options, or, if the Options are exercised by the Employee and the Employee so requests in the applicable Exercise Notice, in the name of the Employee and the Employee’s spouse, jointly, with right of survivorship. The certificate or certificates will be delivered within 10 days after receipt of payment and compliance by the Employee; provided, that in the case of clause (3) of the first sentence of Section 9(c), the Company will not make delivery of the certificate or certificates until payment is actually received from the broker/dealer.

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(e)          The Company will have no obligation to issue or deliver fractional shares of Common Stock upon exercise of the Options but may, in its sole discretion, elect to do so. In lieu of issuing any fractional share, the Company will pay to the person exercising the Options, promptly following exercise, an amount in cash equal to the Fair Market Value of the fraction of a share as of the date of exercise. “Fair Market Value” as of any date means (1) the closing sales price per share of Common Stock on the national securities exchange on which the stock is principally traded, on the next preceding date on which there was a sale of the stock on the exchange, (2) if the shares of Common Stock are not listed or admitted to trading on any exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of the stock on that market, (3) if the shares of Common Stock are not then listed on a national securities exchange or on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations (“NASDAQ”) system for the last preceding date on which the bid and asked prices were reported or (4) if the shares of Common Stock are not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, the value determined in good faith by the Company’s Compensation Committee.

(f)          Should the Company’s outstanding common stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), at the time the option is exercised, then the Option Price may also be paid as specified in Section 9(c)(3) of this Agreement.

10.          REPURCHASE RIGHTS. THE GRANT NOTICE MAY GRANT THE COMPANY THE RIGHT TO REPURCHASE ANY SHARES ACQUIRED UNDER THIS OPTION, WHICH RIGHT SHALL LAPSE OVER TIME BASED UPON THE PARTICIPANT’S LENGTH OF SERVICE TO THE COMPANY.

11.          Compliance with Laws and Regulations.

(a)          The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state law relating thereto (and with all applicable regulations of any stock exchange or market on which shares of the Company’s Common Stock may be listed at the time of such exercise and issuance).

(b)          In connection with the exercise of this option, Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12.          Successors and Assigns. Except to the extent otherwise provided in Section 4 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Participant and the successors and assigns of the Company.

13.          Liability of Company.

(a)          If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock that may be issued under the Plan without shareholder approval, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the applicable provisions of the Plan.

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(b)          The inability of the Company to obtain approval from any regulatory body having authority the Company deems necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company shall use its best efforts to obtain all such approvals.

14.          Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the corporate secretary at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on the Grant Notice, or at such other address as the Participant shall have furnished the Company in writing at least ten (10) days in advance of its effective date. All notices shall be deemed to have been given or delivered upon personal delivery or forty-eight hours after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15.          Reserved.

16.          Authority of Plan Administrator. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

17.          Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to its choice of law rules.

18.          Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)          This option shall cease to qualify for favorable tax treatment as an incentive stock option under the federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Participant ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than one (1) year after the date the Participant ceases to be an Employee by reason of Permanent Disability.

(b)          In the event this option is designated as immediately exercisable in the Grant Notice, then except in the event of a Corporate Transaction, this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more other post-1986 incentive stock options granted to the Participant prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, would exceed one hundred thousand dollars ($100,000). To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion first will become exercisable in the first calendar year or years thereafter in which the one hundred thousand dollar ($100,000) limitation of this Section 18(b) would not be contravened.

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(c)          In the event this option is designated as an installment option in the Grant Notice, no installment under this option shall qualify for favorable tax treatment as an incentive stock option under the federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Participant prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, would exceed one hundred thousand dollars ($100,000).

(d)          Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an incentive stock option under the federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Participant prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed one hundred thousand dollars ($100,000).

(e)          To the extent this option should fail to qualify as an incentive stock option under the federal tax laws, the Participant will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and the Participant must make appropriate arrangements for the satisfaction of all federal, state or local income tax withholding requirements and federal Social Security employee tax requirements applicable to such compensation income.

19.          Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is designated a non-statutory stock option in the Grant Notice, and whether or not the Participant exercises the option through the Company, Participant hereby agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state or local income tax withholding requirements and federal Social Security employee tax requirements applicable to the exercise of this option.

20.          Definitions. The following definitions shall apply to the respective capitalized terms used herein:

Board means the Board of Directors of xG Technology, Inc.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Common Stock of xG Technology, Inc.

Company means xG Technology, Inc., a Delaware corporation.

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Corporate Transaction means one or more of the following transactions: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, or (iv) the acquisition of fifty percent (50%) or more of the Company’s outstanding voting stock by a person or group of related persons other than the Company, a person that directly or indirectly controls, is controlled by or is under common control with the Company, or any existing shareholder of the Company as of the date of the adoption of the Plan by such shareholders.

Employee means an individual who is in the employ of the Company or any Parent or Subsidiary corporation. An Participant shall be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance or rendering consulting services.

Exercise Date shall be date on which the executed Purchase Agreement for one or more Option Shares is delivered to the Company in accordance with Section 9 of this Agreement.

Expiration Date means the date specified in the Grant Notice as the date on which the option shall terminate (unless sooner terminated under the Plan or pursuant hereto).

Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a)          If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator otherwise determines that the valuation provisions of subsections (b) and (c) below will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

(b)          If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

(c)           If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Grant Date means the date specified in the Grant Notice as the date on which the option was granted to the Participant under the Plan.

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Grant Notice means the Notice of Grant of Stock Option which accompanies this Agreement.

Incentive Stock Option means an incentive stock option which satisfies the requirements of Section 422 of the Code.

Non-Statutory Stock Option means an option not intended to meet the statutory requirements prescribed for an Incentive Stock Option.

Option Shares means the total number of shares of Common Stock indicated in the Grant Notice as purchasable under this option.

Participant means the individual identified in the Grant Notice as the person to whom this option has been granted under the Plan.

Option Price means the price indicated in the Grant Notice as the exercise price per share to be paid by the Participant for the exercise of this option.

Parent corporation means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permanently Disabled or Permanent Disability means the inability of an individual to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

Plan means the 2013 Long-term Incentive Plan.

Plan Administrator means either the Board or a committee of one or more Board members, to the extent such committee may at the time be responsible for plan administration.

Purchase Agreement means the stock purchase agreement, in substantially the form of the exhibit to the Grant Notice, which is to be executed in connection with the exercise of this option for one or more Option Shares.

Service means the performance of services for the Company or any Parent or Subsidiary corporation by an individual in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor. Accordingly, the Participant shall be deemed to remain in Service for so long as such individual renders services to the Company or any Parent or Subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

Subsidiary corporation means each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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Date

xG Technology, Inc.

By:
Its:

Participant

Address:

Participant’s Spouse

Address:

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xG Technology, Inc.

2013 Long Term Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this __ day of ______, by and between xG Technology, Inc., a Delaware corporation (the “Company”), and [______________] (“Participant”).

The Company, pursuant to its 2013 Long Term Incentive Plan (the “Plan”), hereby grants the following stock award to Participant, which award shall have the terms and conditions set forth in this Agreement:

1.     Award

The Company, effective as of the date of this Agreement, hereby grants to Participant a restricted stock award of [_____] shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein.

2.     Vesting

Subject to the terms and conditions of this Agreement, the Shares shall vest in Participant as follows: the Shares shall vest ratably over a three-year period, with one-third of the Shares (------) vesting on December 31, 200X; one-third of the Shares (-----) vesting on December 31, 200Y, and the balance or (-----) of the Shares vesting on December 31, 200Z, if, and only if, Participant remains continuously employed by the Company from the date hereof until each respective vesting date, and subject to the forfeiture provisions below.  Vesting of the Shares shall be accelerated to an earlier date only under the following conditions:

(a)	in the event of a Change in Control of Company (as defined in the attached Exhibit A), and provided that Participant remains continuously in the service of or employed the Company until the effective date of such Change in Control, all unvested Shares granted under this Agreement shall become immediately vested on the effective date of the Change in Control;

(b)	in the event that Participant’s employment by or service provision for the Company is terminated because Participant becomes in the service of a new owner of any business of the Company pursuant to a Change in Control event, and provided that Participant remains continuously employed by or in the service of the Company until the date of closing of the Change in Control event, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s service to or employment by the Company; or

(c)	in the event that Participant’s service to the Company is involuntarily terminated by the Company without cause within one year following a Change in Control Event, and provided that Participant remains continuously in the service of the Company until the date of such involuntary termination, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s employment with or service for the Company.

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(d)	in the event that the Participant’s employment with or service to the Company terminates because of death or Disability or at the request of the Chief Executive Officer of the Company (other than for Cause) or of a U.S. government agency, all the Shares issuable under this award will vest on such termination. Except to the extent provided in the preceding sentence or unless specifically provided in this Agreement or in a side letter thereto, this award will not vest upon the Participant’s retirement. On the Vesting Date (or promptly thereafter), the Company will deliver to the Participant a certificate representing the Shares which have vested on such date. For purposes of this Agreement, the term “Disability” shall be defined as any condition which shall render the Participant incapable of fulfilling his or her obligations hereunder because of injury or physical or mental illness, and such incapacity shall exist or reasonably may be expected, upon the competent medical opinion of a doctor chosen by the Company, for a period exceeding 60 consecutive days or 120 nonconsecutive days within a six-month period.

3.     Restriction on Transfer

Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

4.     Forfeiture

If Participant ceases to be an employee of or otherwise providing services to the Company or any majority-owned affiliate of the Company for any reason prior to the vesting of the Shares pursuant to Section 2 hereof, Participant’s rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

5.     Issuance and Custody of Certificate

(a)	The Company shall cause to be issued one or more stock certificates, registered in the name of Participant, evidencing the Shares. Each such certificate (except for certificates in respect of shares to be sold for taxes) shall bear the following legend:

“The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the 2013 Long Term Incentive Plan (the “Plan”) and a Restricted Stock Award Agreement (the “Agreement”) entered into between xG Technology, Inc. and the registered owner of such shares.  Copies of the Plan and the Agreement are on file in the office of the Secretary of xG Technology, Inc., [_______________].”

(b)	Participant shall execute stock powers relating to the Shares and deliver the same to the Company. Company shall use such stock powers only for the purpose of canceling any unvested Shares that are forfeited.

(c)	Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. The Secretary or such custodian shall issue a receipt to Participant evidencing the certificate or certificates held which are registered in the name of Participant.

(d)	After any Shares vest pursuant to Section 2 hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in section 5(a) hereof, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs.

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6.     Distributions and Adjustments

(a)	If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation Committee of the Board of Directors (the “Committee”) to be appropriate in order to prevent dilution or enlargement of the interest represented by the Shares), Participant shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b)	Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Participant at the same time cash dividends are distributed to shareholders of the Company generally.

(c)	Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

7.     Taxes

(a)	In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Participant, including through means of grossing up the grant to so provide for the collection of such taxes.

(b)	Participant may elect to satisfy his federal and state income tax withholding obligations in connection with this restricted stock award by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon vesting of this restricted stock award having a fair market value equal to the amount of federal and state income taxes required to be withheld in connection with this restricted stock award, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of Common Stock other than the shares to be delivered upon vesting of this restricted stock award having a fair market value equal to such taxes, in accordance with the rules of the Committee.

(c)	Notwithstanding clause 7(b) above, if Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Participant.

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8.     Confidentiality, Non-Competition And Non-Solicitation

In consideration of Participant’s receipt of this award, Participant agrees as follows:

(a)	Participant will hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any Subsidiaries and their respective businesses which the Company or any Subsidiaries consider to be proprietary, trade secret or confidential that Participant obtains or have previously obtained during its service and that is not public knowledge (other than as a result of Participant’s violation of this provision) (“Confidential Information”). Participant will not directly or indirectly use any Confidential Information for any purpose not associated with the activities of the Company or any Subsidiaries, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company or any Subsidiaries to receive it at any time during or after Participant’s service, except with the prior written consent of the Company or as otherwise required by law or legal process.

(b)	For a period of two years after the termination of Participant’s service, for any reason, voluntary or involuntary, Participant will not, without the written consent of the Company, directly or indirectly, engage or hold an interest in any company listed in Exhibit B, or any subsidiary or affiliate of such company (the “Competing Businesses”), or directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a holder of less than five percent (5%) of any class of publicly traded securities of any such Competing Business).

(c)	For a period of one year after the termination of Participant’s service, for any reason, Participant will not, without the written consent of the Company, directly or indirectly solicit, entice, persuade or induce any person to leave the employment of the Company or any Subsidiaries (other than persons employed in a clerical, non-professional or non-management position).

(d)	Participant understands and agrees that the restrictions set forth above, including, without limitation, the duration, and the business scope of such restrictions, are reasonable and necessary to protect the legal interests of the Company. Participant further agrees that the Company will be entitled to seek injunctive relief in the event of any actual or threatened breach of such restrictions. In addition, Participant also agrees that in the event it is found by a court of law to have violated the confidentiality provisions of this Agreement, that an adequate remedy will including, among other things, the immediate forfeit of all shares (whether or not vested) and disgorgement of any profit associated with this grant. If any provision of this Agreement is determined to be unenforceable by any court, then such provision will be modified or omitted only to the extent necessary to make the remaining provisions of this Agreement enforceable.

9.     Miscellaneous

(a)	This Agreement is issued pursuant to the Plan and is subject to its terms. Participant hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

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(b)	This Agreement shall not confer on Participant any right with respect to continuance of service of or employment by the Company or any of its subsidiaries.

(c)	This award is governed by and subject to the terms and conditions of the Plan, which contain important provisions of this award and form a part of this Agreement. Copies of the Plan are being provided to or have been provided to Participant, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provision of the Plan will apply. Participant’s rights and obligations under this Agreement are also governed by and are subject to applicable U.S. laws and foreign laws.

(d)	This Agreement may be executed via facsimile and in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same Agreement.

(e)	This Agreement shall be governed by and construed under the internal laws of the State of Colorado, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

xG Technology, Inc.

By:

Its:	Chairman

PARTICIPANT

Grantee:	No. of Shares:	Grant Date:	Vesting Date:

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Exhibit A

Change In Control.

(i)	For purposes of this Agreement and this Exhibit A, a Change in Control” of the Company shall mean:

(a)	a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)	the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c)	the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(d)	consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;

(e)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(f)	the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

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(ii)	“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

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Exhibit B

Prohibited Activities

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